                                                                   Exhibit 10.12


                                  $400,000,000
                                CREDIT AGREEMENT
                          Dated as of October 1, 2003

                                     among
                           KIMCO REALTY CORPORATION,
                              The Several Lenders
                       from Time to Time Parties Hereto,

                      WACHOVIA BANK, NATIONAL ASSOCIATION

                                      and

                   THE BANK OF NOVA SCOTIA, NEW YORK AGENCY,

                             as Syndication Agents





                          KEYBANK NATIONAL ASSOCIATION

                            as Documentation Agent,

                                      and


                                 BANK ONE, NA,
                            as Administrative Agent

                                      and

                         BANC ONE CAPITAL MARKETS, INC.
                                      and
                                SCOTIA CAPITAL,
                    as Co-Bookrunners and Co-Lead Arrangers


 ARTICLE I DEFINITIONS            ..................................................................................1

     SECTION 1.1                  DEFINED TERMS.....................................................................1
     SECTION 1.2                  OTHER DEFINITIONAL PROVISIONS; INTERPRETATION....................................19
     SECTION 1.3                  ACCOUNTING TERMS; GAAP...........................................................19

 ARTICLE II THE LOANS             .................................................................................20
     SECTION 2.1                  INTENTIONALLY OMITTED............................................................20
     SECTION 2.2                  LOANS; REPAYMENT OF EXISTING LOANS; ETC..........................................20
     SECTION 2.3                  PREPAYMENTS......................................................................21
     SECTION 2.4                  CONVERSION AND CONTINUATION OPTIONS..............................................22
     SECTION 2.5                  FEES.............................................................................23
     SECTION 2.6                  INTEREST RATES AND PAYMENT DATES.................................................23
     SECTION 2.7                  COMPUTATION OF INTEREST AND FEES.................................................24
     SECTION 2.8                  INABILITY TO DETERMINE INTEREST RATE.............................................24
     SECTION 2.9                  PRO RATA TREATMENT AND PAYMENTS..................................................24
     SECTION 2.10                 ILLEGALITY.......................................................................25
     SECTION 2.11                 REQUIREMENTS OF LAW..............................................................26
     SECTION 2.12                 TAXES............................................................................28
     SECTION 2.13                 INDEMNITY........................................................................29
     SECTION 2.14                 CHANGE OF LENDING OFFICE.........................................................29
     SECTION 2.15                 REPLACEMENT OF LENDERS UNDER CERTAIN CIRCUMSTANCES...............................30

ARTICLE III INTENTIONALLY OMITTED .................................................................................30

ARTICLE IV REPRESENTATIONS AND WARRANTIES..........................................................................30
     SECTION 4.1                  FINANCIAL CONDITION..............................................................30
     SECTION 4.2                  NO CHANGE........................................................................31
     SECTION 4.3                  CORPORATE EXISTENCE; COMPLIANCE WITH LAW.........................................31
     SECTION 4.4                  CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS..........................32
     SECTION 4.5                  NO LEGAL BAR.....................................................................32
     SECTION 4.6                  NO MATERIAL LITIGATION...........................................................32
     SECTION 4.7                  NO DEFAULT.......................................................................32
     SECTION 4.8                  OWNERSHIP OF PROPERTY............................................................33
     SECTION 4.9                  INTELLECTUAL PROPERTY............................................................33
     SECTION 4.10                 NO BURDENSOME RESTRICTIONS; DISCLOSURE...........................................33
     SECTION 4.11                 TAXES............................................................................33


     SECTION 4.12                 FEDERAL REGULATIONS..............................................................33
     SECTION 4.13                 ERISA............................................................................34
     SECTION 4.14                 INVESTMENT COMPANY ACT; OTHER REGULATIONS........................................34
     SECTION 4.15                 GUARANTORS.......................................................................34
     SECTION 4.16                 PURPOSE..........................................................................34
     SECTION 4.17                 ENVIRONMENTAL MATTERS............................................................34
     SECTION 4.18                 INSURANCE........................................................................35
     SECTION 4.19                 CONDITION OF PROPERTIES..........................................................36
     SECTION 4.20                 BENEFIT OF LOANS.................................................................36
     SECTION 4.21                 REIT STATUS......................................................................36

ARTICLE V CONDITIONS              .................................................................................37

     SECTION 5.1                  CONDITIONS TO EFFECTIVENESS / EFFECTIVE DATE.....................................37
     SECTION 5.2                  CONDITIONS TO LOAN FUNDING.......................................................38

ARTICLE VI AFFIRMATIVE COVENANTS  .................................................................................39
     SECTION 6.1                  FINANCIAL STATEMENTS.............................................................39
     SECTION 6.2                  CERTIFICATES; OTHER INFORMATION..................................................40
     SECTION 6.3                  PAYMENT OF OBLIGATIONS...........................................................40
     SECTION 6.4                  MAINTENANCE OF EXISTENCE, ETC....................................................40
     SECTION 6.5                  MAINTENANCE OF PROPERTY; INSURANCE...............................................41
     SECTION 6.6                  INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS...........................41
     SECTION 6.7                  NOTICES..........................................................................41
     SECTION 6.8                  ENVIRONMENTAL LAWS...............................................................42

ARTICLE VII NEGATIVE COVENANTS    .................................................................................43

     SECTION 7.1                  FINANCIAL COVENANTS..............................................................43
     SECTION 7.2                  LIMITATION ON CERTAIN FUNDAMENTAL CHANGES........................................44
     SECTION 7.3                  LIMITATION ON RESTRICTED PAYMENTS................................................44
     SECTION 7.4                  LIMITATION ON INVESTMENTS, LOANS AND ADVANCES....................................45
     SECTION 7.5                  LIMITATION ON TRANSACTIONS WITH AFFILIATES.......................................45
     SECTION 7.6                  LIMITATION ON CHANGES IN FISCAL YEAR.............................................45
     SECTION 7.7                  LIMITATION ON LINES OF BUSINESS; ISSUANCE OF COMMERCIAL PAPER; CREATION
                                    OF SUBSIDIARIES;
                                  NEGATIVE PLEDGES.................................................................45

ARTICLE VIII EVENTS OF DEFAULT    .................................................................................46

ARTICLE IX THE AGENTS             .................................................................................48


     SECTION 9.1                  THE AGENTS.......................................................................48
     SECTION 9.2                  INDEMNIFICATION..................................................................51
     SECTION 9.3                  THE SYNDICATION AGENTS, DOCUMENTATION AGENTS, ARRANGERS, AND BOOKRUNNERS.........51

ARTICLE X MISCELLANEOUS           .................................................................................52
     SECTION 10.1                 AMENDMENTS AND WAIVERS...........................................................52
     SECTION 10.2                 NOTICES..........................................................................52
     SECTION 10.3                 NO WAIVER; CUMULATIVE REMEDIES...................................................53
     SECTION 10.4                 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.......................................53
     SECTION 10.5                 PAYMENT OF EXPENSES AND TAXES....................................................54
     SECTION 10.6                 SUCCESSORS AND ASSIGNS...........................................................54
     SECTION 10.7                 DISCLOSURE.......................................................................57
     SECTION 10.8                 INTENTIONALLY OMITTED............................................................58
     SECTION 10.9                 EXTENSION OF TRANCHE B MATURITY DATE.............................................58
     SECTION 10.10                RELEASE OF GUARANTORS............................................................58
     SECTION 10.11                ADJUSTMENTS; SET-OFF.............................................................59
     SECTION 10.12                COUNTERPARTS.....................................................................60
     SECTION 10.13                SEVERABILITY.....................................................................60
     SECTION 10.14                INTEGRATION......................................................................60
     SECTION 10.15                GOVERNING LAW....................................................................60
     SECTION 10.16                SUBMISSION TO JURISDICTION; WAIVERS..............................................60
     SECTION 10.17                ACKNOWLEDGMENTS..................................................................61
     SECTION 10.18                WAIVERS OF JURY TRIAL............................................................61
     SECTION 10.19                CONFIDENTIALITY..................................................................61

EXHIBITS:

Exhibit A         --       Form of Assignment and Assumption
Exhibit B-1       --       Form of Tranche A Note
Exhibit B-2       --       Form of Tranche B Note
Exhibit C         --       Form of Subsidiary Guarantee
Exhibit D         --       Form of Opinion of Loan Party Counsel
Exhibit E         --       Form of Closing Certificate of the Borrower
Exhibit F         --       Form of Compliance Certificate


SCHEDULES:

Schedule 1.1A     --       Lenders and Commitments as of Effective Date
Schedule 1.1B     --       FFO Definition Variations
Schedule 2.2      --       Existing Loans
Schedule 4.1      --       Certain Financial Disclosure
Schedule 4.2      --       Transaction(s) Referred to in Section 4.2
Schedule 4.15     --       Guarantors
Schedule 4.19     --       Condemnation Proceedings
Schedule 7.2      --       Transaction(s) Referred to in Section 7.2

               CREDIT AGREEMENT, dated as of October 1, 2003, among KIMCO REALTY CORPORATION, a Maryland corporation (the "Borrower"), the several banks, financial institutions and other entities from time to time parties to this Agreement (collectively, the "Lenders"), BANK ONE, NA, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent"), BANK OF NOVA SCOTIA, NEW YORK AGENCY, and WACHOVIA BANK, NATIONAL ASSOCIATION as Syndication Agents (in such capacity, the "Syndication Agents"), and KEYBANK NATIONAL ASSOCIATION, as Documentation Agent (in such capacity, the "Documentation Agent").

               The parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

        SECTION 1.1 Defined Terms.

               As used in this Agreement, the following terms shall have the following meanings:

               "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Bank One, NA or its parent as its prime rate in effect at its principal office in Chicago, Illinois, each change in the Prime Rate being effective from and including the date such change is publicly announced as being effective (the Prime Rate not being intended to be the lowest rate of interest charged by Bank One, NA in connection with extensions of credit to debtors); and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

               "ABR Loans": Loans, the rate of interest applicable to which is based upon the ABR.

               "Acquisition": The acquisition of Mid-Atlantic REIT by the Borrower.

               "Adjusted Net Income": for any period, as to the Borrower and the Consolidated Entities, Consolidated Net Income; provided that there shall be excluded the income (or deficit) of any Person other than the Borrower accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of its Subsidiaries.

               "Administrative Agent": means Bank One, NA in its capacity as contractual representative for the Lenders pursuant to Article IX, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article IX.

               "Administrative Questionnaire": as defined in Section 10.6.

               "Affiliate": as to any Person, any other Person which, directly or indirectly, is in Control of, is Controlled by, or is under common control with, such Person.

               "Agreement": this Credit Agreement.

               "Applicable Margin": with respect to each Loan at any date, the applicable percentage per annum set forth below based upon the Status on such date:

                                Level I    Level II   Level III       Level IV   Level V    Level VI
                                Status     Status     Status          Status     Status     Status
                                ------     ------     ------          ------     ------     ------
Eurodollar Loans,
and Money Market Loans          0.50%      0.55%      0.60%           0.75%      1.00%      1.35%

ABR Loans                          0%         0%         0%              0%         0%       0.35%

               "Assignment and Assumption": as defined in Section 10.6.

               "Bank One, NA": means Bank One, NA, with its main office in Chicago, Illinois.

               "Board": the Board of Governors of the Federal Reserve System of the United States of America (or any successor).

               "Borrower": as defined in the caption hereto.

               "Borrowing Date": the Business Day specified in a notice pursuant to Section 2.2(d) as the date on which the Borrower requests the Lenders to make the Loans hereunder.

               "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in Chicago are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

               "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

               "Cash Equivalents": (i) securities denominated in Dollars issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit denominated in Dollars having maturities of not more than one year from the date of acquisition of any Lender or of any domestic commercial bank the senior long-term unsecured debt of which is rated at least A or the equivalent thereof by S&P or A2 or the equivalent thereof by Moody's and having capital and surplus in excess of $500,000,000, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper denominated in Dollars rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in either case maturing within 90 days after the date of acquisition and (v) investments in money market funds that have assets in excess of $2,000,000,000, are managed by recognized and responsible institutions and invest all of their assets in (x) obligations of the types referred to in clauses (i), (ii), (iii) and (iv) above and (y) commercial paper denominated in Dollars having at least the rating described in clause (iv) above and maturing within 270 days after the date of acquisition.

               "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Capital Stock representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

               "Code": the Internal Revenue Code of 1986, as amended from time to time.

               "Commitment": as to any Lender, the obligation of such Lender (if any) to make a Loan to Borrower hereunder in an aggregate principal and/or face amount not to exceed the amount set forth opposite such Lender's name on
Schedule 1.1A. The aggregate amount of the Lenders' Commitments is $400,000,000, subject to reduction as provided in Section 2.2.

               "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

               "Consolidated Entities": any entities whose financial results are consolidated with those of the Borrower in accordance with GAAP.

               "Consolidated Net Income": for any period, net income (or loss) of the Borrower and the Consolidated Entities for such period determined on a consolidated basis in accordance with GAAP.

               "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

               "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

               "Credit Facility": the credit facility established pursuant to this Agreement.

               "Default": any of the events specified in Article VIII, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

               "Documentation Agents": as defined in the caption hereto.

               "Dollars" and "$": lawful currency of the United States of America.

               "EBITDA": for any Person, the consolidated net income of such Person and its Subsidiaries before income taxes, interest, depreciation, amortization, gains or losses on sales of operating real estate and marketable securities, any provisional benefit for income taxes, noncash impairment charges, and gains or losses on extraordinary items in accordance with GAAP and gains or losses on early extinguishment of debt.

               "Effective Date": the date on which the conditions set forth in
Section 5.1 shall be satisfied (or waived in accordance with Section 10.1).

               "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to the Borrower, any Entity or any of their respective assets or properties.

               "Entity": any Consolidated Entity or Unconsolidated Entity.

               "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "Eurodollar Loans": Loans, the rate of interest applicable to which is based upon the Eurodollar Rate.

               "Eurodollar Rate": with respect to any Eurodollar Loan for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "Eurodollar Rate" with respect to such Eurodollar Loan for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the bank serving as Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

               "Event of Default": any of the events specified in Article VIII, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

               "Extended Maturity Date": as defined in Section 10.9.

               "FAD": FFO less adjustments for straight line rents and actual capital expenditures for recurring, non-revenue enhancing capital improvements.

               "Federal Funds Effective Rate": as defined in the definition of "ABR".

               "Fee Letter": the letter dated August 19, 2003 among the Borrower, Bank One, NA and The Bank of Nova Scotia regarding certain fees payable in connection with the Credit Facility.

               "FFO": funds from operations, as calculated based upon the NAREIT definition in effect on the date of said calculation or in a manner consistent with the Borrower's prior reporting (with any variation from the NAREIT definition being specified in Schedule 1.1B).

               "Final Date": as defined in Section 2.11(d).

               "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of such lessee.

               "GAAP": generally accepted accounting principles in the United States of America.

               "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Gross Asset Value": as of any relevant date, an amount equal to the sum of (a) Total Adjusted EBITDA, calculated with respect to the most recent Test Period ended on or before such date annualized and capitalized at 9.50%, plus (b) Unrestricted Cash and Cash Equivalents of the Borrower and the Consolidated Entities as of such date, plus (c) the sum of the following items of the Borrower and the Consolidated Entities: (i) land and development projects as of such date valued at "cost" (provided that the amount described in this clause (i) shall not be taken into account to the extent that it exceeds 10% of Gross Asset Value), (ii) mortgage loan receivables valued at the lower of cost or market at such date and marketable securities valued at the lower of cost or market at such date (provided that the amount described in this clause (ii) shall not be taken into account to the extent that it exceeds 10% of Gross Asset Value), plus (d) the Borrower's investments in and advances to the Noncontrolled Entities valued at the lower of cost or market at such date (provided that the amount described in this clause (d) shall not be taken into account to the extent that it exceeds 15% of Gross Asset Value), provided that the items described in clauses (c) and (d) shall not be taken into account to the extent that the amounts thereof exceed, in the aggregate, 25% of Gross Asset Value, plus (e) without duplication, 100% of the bona fide purchase price of Identified Properties as of such date.

               "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

               "Guarantor": at any particular time, each Subsidiary that is a party to the Subsidiary Guarantee at such time.

               "Identified Property": as of any time, Properties acquired during the most recent Test Period.

               "Income REIT": Kimco Income Operating Partnership, L.P., a Delaware limited partnership.

               "Indebtedness": of any Person at any date, without duplication,
(a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument,
(d) all obligations of such Person under Financing Leases, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person, (g) reimbursement obligations for letters of credit and other contingent liabilities, (h) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (i) the net obligations (contingent or otherwise) of such Person at such date under interest rate hedging agreements.

               "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

               "Insolvent": pertaining to a condition of Insolvency.

               "Intellectual Property": as defined in Section 4.9.

               "Interest Payment Date": (a) as to any ABR Loan, the last day of each calendar month to occur while such ABR Loan is outstanding and the Termination Date, (b) as to any Eurodollar Loan, the last day of the Interest Period with respect thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three (3) months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three (3) months' duration after the first day of such Interest Period, and (c) as to any Money Market Loan, the last day of the Money Market Loan Interest Period applicable thereto.

               "Interest Period": with respect to any Eurodollar Loan:

               (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one (1), two (2), three (3), or six (6) months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

               (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one
(1), two (2), three (3) or six (6) months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

               (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (2) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (3) in no event shall any Interest Period end on a day subsequent to the Termination Date.

               "Interest Rate": means either ABR, Eurodollar Rate or Money Market Rate, as applicable

               "Investment Entity": as to any Person, a corporation, limited liability company, partnership or other entity in which the Borrower has a direct or indirect interest, but which is not a Subsidiary.

               "Lender Affiliate": as defined in Section 10.6.

               "Lenders": as defined in the caption hereto.

               "Lien": any mortgage, pledge, hypothecation, assignment (including any collateral assignment but excluding any assignment of an asset made in lieu of a sale thereof where the assignor is paid the fair market value of such asset by the assignee and the assignee assumes all of the rights and obligations attributable to ownership of such asset), deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

               "Loan" and "Loans": means each loan made by the Lenders to the Borrower pursuant to this Agreement as further defined in Section 2.2(a)(i).

               "Loan Documents": this Agreement, any Notes, the Subsidiary Guarantee and the Fee Letter, and any instrument or agreement waiving, amending, or supplementing any Loan Document.

               "Loan Parties": the Borrower and the Guarantors.

               "Majority Lenders": at any date, the holders of at least 51% of the sum of the aggregate unpaid principal amount of the Loans.

               "Mart, L.P": MART Limited Partnership, a Maryland limited partnership.

               "Mart Subsidiary": any entity wholly owned, directly or indirectly by Mart, L.P.

               "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower and of the Guarantors, taken as a whole, to perform their obligations under the Loan Documents or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

               "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

               "Maturity Date": (i) the date that is the first anniversary of the date of this Agreement, or (ii) if the term of Tranche B is extended pursuant to Section 10.9, then solely with respect to Tranche B, the Extended Maturity Date.

               "Mid Atlantic REIT": Mid-Atlantic Realty Trust, a Maryland real estate investment trust.

               "Mid Atlantic Subsidiary": any entity wholly owned, directly or indirectly, by Mid Atlantic REIT.

               "Money Market Loan Interest Period": with respect to any Money Market Loan, the maturity date requested by the Borrower in connection therewith (which date shall in no event be later than the earlier of (a) 29 days after the Borrowing Date thereof or the date an ABR Loan or Eurodollar Loan is converted into a Money Market Loan, or (b) the Termination Date).

               "Money Market Loans": Loans, the rate of interest applicable to which is based upon the Money Market Rate.

               "Money Market Rate": with respect to any proposed Money Market Loan, the quoted rate per annum obtained by the Administrative Agent with respect thereto, and accepted by each Lender, in its sole discretion, no later than 9:00 A.M., Chicago time, on the requested Borrowing Date.

               "Moody's": Moody's Investors Service, Inc.

               "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

               "NAREIT": The National Association of Real Estate Investment Trusts.

               "Net Worth": at any date of determination, an amount equal to (a) Gross Asset Value as of such date minus (b) Total Indebtedness as of such date.

               "Noncontrolled Entity": any of the following Unconsolidated
Entities: (i) the Income REIT, Kimco Retail Opportunity Portfolio, LLC, or "Rio Can/Canadian Ventures", (ii) any entity in which the only investment by the Borrower or any Affiliate consists of preferred stock or securities of another entity having characteristics analogous to those of preferred stock, or (iii) any entity as to which the Borrower (together with other Affiliates) owns less than a majority of such entity's equity securities and does not have the power to direct the acquisition, financing, disposition and other major decisions regarding property owned by such entity.

               "Non-Excluded Taxes": as defined in Section 2.12(a).

               "Non-Recourse Indebtedness": Indebtedness the documentation with respect to which expressly provides that (a) the lender(s) thereunder (and any agent for such lender(s)) may not seek a money judgment against the Person issuing such Indebtedness or (b) recourse for payment in respect of such Indebtedness is limited to those assets or Capital Stock of the Person issuing such Indebtedness which secure such Indebtedness (except in the case of customary indemnities or customary potential recourse carve-outs contained in such documentation, provided that if a claim is made in connection with such indemnities or potential recourse carve-outs, such claim shall not constitute Non-Recourse Indebtedness for the purposes of this Agreement).

               "Non-U.S. Lender": as defined in Section 2.12(b).

               "Note" or "Notes": as defined in Section 2.2(b).

               "Ownership Percentage": (i) in respect of a Wholly Owned Subsidiary, 100%, and (ii) in respect of (A) any other Consolidated Entity (other than a Wholly-Owned Subsidiary) or (B) an Unconsolidated Entity, the Borrower's direct and indirect percentage interest in such entity determined in accordance with GAAP.

               "Participant": as defined in Section 10.6.

               "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

               "Percentage": as to any Lender at any time prior to disbursement hereunder, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments of all Lenders, and at any time after disbursement, the percentage which the aggregate principal amount of such Lender's Loan then outstanding constitutes of the aggregate principal amount of the Loans of all Lenders then outstanding.

               "Permitted Encumbrances": (a) Liens imposed by law for taxes (x) that are not yet due, or (y) where (A) the validity or amount thereof is being contested in good faith by appropriate proceedings, (B) the affected Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (C) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect, (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the affected Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect, (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations, (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, and (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Guarantor, provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

               "Person": an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

               "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

               "Prime Rate": as defined in the definition of ABR.

               "Prohibiting Provision": as defined in the definition of Qualified Subsidiary.

               "Property": real property owned by the Borrower or any of the Entities, or in which the Borrower or any of the Entities has a leasehold interest.

               "Property Gross Revenues": with respect to any Property, for any period, all gross income, revenues and consideration, of whatever form or nature, received by or paid to or for the account or benefit of the Person owning such Property, in each instance during such period, in connection with the ownership, operation, leasing and occupancy of such Property, including the following: (a) amounts received under the leases, including base rent, escalation, overage, additional, participation, percentage and similar rentals, late charges and interest payments and amounts received on account of maintenance or service charges, real estate taxes, assessments, utilities, air conditioning and heating and other administrative, management, operating, leasing and maintenance expenses for such property, but excluding until earned security deposits, prepaid rents and other refundable receipts, (b) rents and receipts from licenses, concessions, vending machines and similar items, (c) parking fees and rentals, (d) other fees, charges or payments not denominated as rental of office, retail, storage, parking or other space in such property, and
(e) payments received as consideration, in whole or in part, for the cancellation, modification, extension or renewal of leases; but in any event excluding the proceeds of any financing or asset sales in respect of all or any portion of such Property.

               "Property NOI": with respect to any Property, for any period, an amount equal to the excess, if any, of (a) Property Gross Revenues in respect of such Property for such period over (b) Property Operating Expenses in respect of such Property for such period.

               "Property Operating Expenses": with respect to any Property, for any period, the sum of all expenses incurred during such period with respect to the ownership, operation, leasing and occupancy of such Property including the following: (a) real estate taxes; (b) special assessments or similar charges paid during such period; (c) personal property taxes; (d) costs of utilities, air conditioning and heating; (e) maintenance and repair costs of a non-capital nature; (f) operating expenses and fees; (g) wages and salaries of on-site employees engaged in the operation and management of such Property, including employer's social security taxes and other taxes, insurance benefits and the like, levied on or with respect to such wages or salaries; (h) premiums payable for insurance carried on or with respect to such Property; (i) advertising and promotion costs; (j) rental expense; and (k) in the case of any Property owned or operated by an Investment Entity, any obligation of the Borrower or any of its Subsidiaries (contingent or otherwise) to contribute funds to such Investment Entity. The following shall be excluded from Property Operating
Expenses: (1) foreign, U.S., state and local income taxes, franchise taxes or other taxes based on income, (2) depreciation, amortization and any other non-cash deduction for income tax purposes, (3) interest expenses of the Person owning such Property, (4) property management fees payable to the Borrower or its Affiliates, and (5) any expenditures made for capital improvements and the cost of leasing commissions.

               "Qualified Subsidiary": each Wholly Owned Subsidiary, Mart Subsidiary and Mid Atlantic Subsidiary (a) not subject to any contractual restriction of general application arising in (i) documentation establishing any nonrecourse mortgage in favor of an unaffiliated third party on any real property, or (ii) a governing joint venture agreement, partnership agreement, limited liability company agreement or similar agreement with an unaffiliated third party, to which it is a party, the effect of which contractual restriction (a "Prohibiting Provision") would be to prohibit such Wholly Owned Subsidiary, Mart Subsidiary or Mid Atlantic Subsidiary from entering into the Subsidiary Guarantee, or (b) that is subject to a Prohibiting Provision but as to which the Borrower has not, in respect of any documentation or agreement entered into after the date hereof, exercised or caused such Subsidiary to exercise commercially reasonable efforts to exclude from such documentation or agreement any Prohibiting Provisions; provided, however, in the case of (A) documentation relating to nonrecourse mortgage financing provided by an institutional lender, such commercially reasonable efforts shall be deemed to have been exercised if neither the Borrower nor any Affiliate thereof has volunteered to include such Prohibiting Provisions or (B) a governing joint venture agreement, partnership agreement, limited liability company agreement or similar agreement to which an institutional investor holding at least 20% of the total equity interests (including those of the Borrower and Affiliates of the Borrower) in the relevant venture is a party, such commercially reasonable efforts shall be deemed to have been exercised if (x) neither the Borrower nor any Affiliate thereof has volunteered to include such Prohibiting Provisions and (y) such institutional investor has required the inclusion thereof in such governing joint venture agreement, partnership agreement, limited liability company agreement or similar agreement in the establishment of such joint venture, partnership, limited liability company or similar entity.

               "Rating Agencies": the collective reference to S&P and Moody's.

               "Recourse Secured Indebtedness": any secured Indebtedness of the Borrower or of any other Person, (A) to the extent that the Borrower is liable for direct claims for payment of such debt, or (B) to the extent that the payment of such debt is guaranteed by the Borrower, or (C) as to which a Lien securing such debt has been placed against any assets of the Borrower (excluding from this clause (C) Non-Recourse Indebtedness of the Borrower). (Any such Indebtedness shall not be treated as Recourse Secured Indebtedness solely because of customary potential recourse carveouts contained in documentation, provided that if a claim is made in connection with such potential recourse carve-outs, such Indebtedness shall not constitute Non-Recourse Indebtedness for the purposes of this Agreement).

               "Register": as defined in Section 10.6.

               "Regulation U": Regulation U of the Board as in effect from time to time.

               "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

               "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under Sections .13, .14, .16, .18, .19 or .20 of PBGC Reg.ss.2615.

               "Required Lenders": at any date, the Lenders with an aggregate Percentage of at least 66-2/3%.

               "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

               "Responsible Officer": the chief executive officer, the president, or any vice president of the Borrower or, with respect to financial matters, the chief financial officer or the treasurer of the Borrower.

               "Revolving Credit Agreement": the Credit Agreement dated as of June 3, 2003 among the Borrower, the several banks, financial institutions and other entities from time to time parties thereto (collectively, the "Existing Lenders"), and JPMORGAN CHASE BANK, as administrative agent for the Existing Lenders thereunder.

               "S&P": Standard & Poor's Ratings Services.

               "Significant Guarantor": at any date of determination, any Guarantor that at such date owns or has a leasehold interest in one or more Properties having an aggregate Equity Value in excess of $20,000,000. For the purposes of this definition, "Equity Value" means (a) in the case of any Property other than a Property described in clause (b), below, (i) two (2) multiplied by an amount equal to (x) Property NOI of such Property for the Test Period most recently ended divided by (y) 0.10 minus (ii) the aggregate outstanding principal amount of any Indebtedness secured by such Property as of the last day of such period; and (b) in the case of any Property acquired during the Test Period most recently ended, the aggregate purchase price paid by the Borrower or any of its Subsidiaries in connection with the acquisition of such Property (excluding (1) the principal amount of any Non-Recourse Indebtedness secured by such Property and assumed in connection with the acquisition thereof and (2) if such Property is acquired subject to Non-Recourse Indebtedness, the principal amount of such Indebtedness).

               "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

               "Status": as to the Borrower, the existence of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status, as the case may be.

               As used in this definition:

                  "Level I Status" exists at any date if, at such date, the Borrower has a long-term senior unsecured debt rating of A or better by S&P and A2 or better by Moody's;

                  "Level II Status" exists at any date if, at such date, Level I Status does not exist and the Borrower has a long-term senior unsecured debt rating of A- or better by S&P and A3 or better by Moody's;

                  "Level III Status" exists at any date if, at such date, neither Level I Status nor Level II Status exists and the Borrower has a long-term senior unsecured debt rating of BBB+ or better by S&P and Baa1 or better by Moody's;

                  "Level IV Status" exists at any date if, at such date, neither Level I Status, Level II Status nor Level III Status exists and the Borrower has a long-term senior unsecured debt rating of BBB or better by S&P and Baa2 or better by Moody's;

                  "Level V Status" exists at any date if, at such date, neither Level I Status, Level II Status, Level III Status nor Level IV Status exists and the Borrower has a long-term senior unsecured debt rating of BBB- or better by S&P and Baa3 or better by Moody's; and

                  "Level VI Status" exists at any date if, at such date, none of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists;

provided that (i) in the event of a "split" rating, the Applicable Margin, shall be based upon the higher of the two ratings, (ii) the Borrower may, at its option, obtain a debt rating from a third nationally-recognized rating agency, in which case the Applicable Margin, shall be based on the lower of the two highest ratings, at least one of which must be Moody's or S&P, and (iii) if S&P and/or Moody's shall cease to issue ratings of debt securities of real estate investment trusts generally, then the Administrative Agent and the Borrower shall negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of such substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency or agencies are agreed upon, Status shall be determined on the basis of the rating assigned by the other rating agency (or, if both S&P and Moody's shall have so ceased to issue such ratings, on the basis of the Status in effect immediately prior thereto) and (b) after such substitute rating agency or agencies are agreed upon, Status shall be determined on the basis of the rating assigned by the other rating agency and such substitute rating agency or the two substitute rating agencies, as the case may be.

               "Subsidiary": as to any Person, a corporation, limited liability company, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a direct or indirect Subsidiary or Subsidiaries of the Borrower.

               "Subsidiary Guarantee": the Guarantee to be executed and delivered by each Qualified Subsidiary in accordance with the terms of this Agreement, substantially in the form of Exhibit C.

               "Syndication Agent": as defined in the caption hereto.

               "Termination Date": the date that is the earliest to occur of (a) the Maturity Date, (b) the date on which the Commitments hereunder shall be terminated or otherwise permanently reduced to zero pursuant to this Agreement, or (c) the date on which the Loans shall become due and payable hereunder by acceleration.

               "Test Period": a period of two (2) consecutive fiscal quarters of the Borrower.

               "Total Adjusted EBITDA": For any Test Period, Total EBITDA for such period minus (without duplication) (i) replacement reserves of $0.25 per square foot of gross leasable area per annum, pro-rated for the applicable period, (ii) non-cash revenue for such period attributable to straight-lining of rents, (iii) EBITDA for such period attributable to Noncontrolled Entities, (iv) income for such period from mortgage loan receivables, (v) dividend and interest income from marketable securities, (vi) EBITDA for such period attributable to Identified Properties, and (vii) the Borrower's and its Affiliates' management fee income and other income (excluding all items referred to in any other clause of this definition) for such period not attributable to Properties, provided that the items referred to in this clause (vii) shall be taken into account only to the extent that the amounts of such items, in the aggregate, exceed 10% of Total EBITDA.

               "Total Debt Service": in respect of any Test Period, interest expense plus scheduled principal debt amortization for the Borrower and for the Entities (other than Noncontrolled Entities) on the aggregate principal amount of their respective Indebtedness (provided that (i) there shall be excluded optional prepayments and balloon payments due at maturity, and (ii) in the case of any Indebtedness that amortizes in annual installments, there shall be included in the aggregate 50% of the amount of such annual installments payable during such Test Period and 50% of the amount of such annual installments payable during the two immediately succeeding fiscal quarters), plus preferred stock dividends paid during such Test Period.

               "Total EBITDA": Adjusted Net Income of the Borrower and the Consolidated Entities before income taxes, interest, depreciation, amortization, gains or losses on sales of operating real estate and marketable securities, any provisional benefit for income taxes, noncash impairment charges, and gains or losses on extraordinary items in accordance with GAAP and gains or losses on early extinguishment of debt, plus, without duplication, EBITDA of Unconsolidated Entities.

               "Total Indebtedness": as of any date of determination, all Indebtedness of the Borrower and of the Entities (other than Noncontrolled Entities), outstanding at such date.

               "Total Recourse Indebtedness": as of any date of determination, the aggregate principal amount of all Indebtedness of the Borrower and of the Entities (other than the Noncontrolled Entities) outstanding at such date (excluding Non-Recourse Indebtedness and Indebtedness that is contractually subordinated to the Indebtedness of the Borrower and its Affiliates under the Loan Documents).

               "Total Secured Indebtedness": as of any date of determination, the aggregate of (i) Indebtedness of the Borrower, or of any of the Entities (other than Noncontrolled Entities) outstanding as of such date, secured by any asset of the Borrower or the Entities (other than the Noncontrolled Entities), and (ii) all Unsecured Debt of the Entities (other than the Noncontrolled Entities) to Persons other than the Borrower or any Consolidated Entity outstanding as of such date.

               "Total Unsecured Interest Expense": actual interest expense (accrued, paid, or capitalized) on all Unsecured Debt of the Borrower and of the Entities (other than of the Noncontrolled Entities).

               "Tranche A": a portion of the Loans comprised of the Loans disbursed in excess of the amount included in Tranche B, which shall not exceed a maximum amount of $250,000,000.

               "Tranche B": a portion of the Loans comprised of an aggregate principal amount of $150,000,000, and subject to extension pursuant to Section 10.9.

               "Transferee": as defined in Section 10.7.

               "Type": as to any Loan, its nature as an ABR Loan, a Eurodollar Loan or a Money Market Loan.

               "Unconsolidated Entity": a corporation, partnership, limited liability company, trust, joint venture, or other business entity in which the Borrower, directly or indirectly through ownership of one or more intermediary entities, owns an equity interest but that is not required in accordance with GAAP to be consolidated with the Borrower for financial reporting purposes.

               "Unencumbered" or "unencumbered": with respect to any asset, at any date of determination, the circumstance that such asset on such date (a) is not subject to any Liens or claims (including restrictions on transferability or assignability) of any kind (excluding Permitted Encumbrances), (b) is not subject to any agreement (including (i) any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset and (ii) if applicable, the organizational documents of any Entity) which prohibits or limits the ability of the Borrower or any of the Entities to create, incur, assume or suffer to exist any Lien upon, or convey, sell, lease, transfer or otherwise dispose of, any assets or Capital Stock of the Borrower or any of the Entities (excluding any agreement which limits generally the amount of secured Indebtedness which may be incurred by the Borrower and the Entities) and (c) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which entitles any Person to the benefit of any Lien (other than Permitted Encumbrances) on any assets or Capital Stock of the Borrower or any of the Entities, or would entitle any Person to the benefit of any Lien (other than Permitted Liens) on such assets or Capital Stock upon the occurrence of any contingency (other than pursuant to an "equal and ratable" clause contained in any agreement governing Indebtedness).

               "Unencumbered Asset Value": as of any date of determination, an amount calculated with respect to the most recent Test Period ended on or before such date, equal to the sum of (a) the Value of Unencumbered Properties as of such date plus (b) the sum of (i) unencumbered mortgage loan receivables (valued at the lower of cost or market as of such date), (ii) unencumbered marketable securities (valued at the lower of cost or market as of such date), provided that the items described in this clause (ii) and in the preceding clause (i) shall not be taken into account to the extent that the amounts of such items exceed, in the aggregate, 15% of Unencumbered Asset Value, and (iii) unencumbered land and development projects (valued at the lower of cost or market as of such date), provided that the amount described in this clause (iii) shall not be taken into account to the extent that it exceeds 10% of Unencumbered Asset Value, plus (c) Unrestricted Cash and Cash Equivalents of the Borrower and the Consolidated Entities as of the last day of such period (which items shall be taken into account only to the extent that the amounts thereof, in the aggregate, exceed $15,000,000).

               "Unencumbered Assets NOI": Unencumbered Property NOI plus, to the extent not in excess of 10% of Unencumbered Assets NOI, the sum of dividend and interest income from unencumbered marketable securities and unencumbered mortgage loan receivables.

               "Unencumbered Properties": (i) Properties wholly owned by the Borrower or by a Guarantor (or in which the Borrower or a Guarantor has a leasehold interest to the extent eligible pursuant to clause (c) of the second sentence of the definition of the term "Unencumbered Property NOI"), as to which the Borrower has control, which Properties are unencumbered (including freedom from restrictions, whether on the Property itself or the entity holding such Property, on pledging such Property or the stock, limited liability company interests, partnership interests, or other ownership interests of such Loan Party as collateral or selling such Property), and (ii) other unencumbered Properties as to which the Borrower or a Guarantor owns (directly or through the ownership of an interest in a Consolidated Entity) a majority of the equity interests and has the power to direct acquisition, disposition, financing, and other major property decisions (which shall not include Properties owned by or through Noncontrolled Entities nor any Property owned by any Qualified Subsidiary unless and until such Qualified Subsidiary shall have become a party to the Subsidiary Guarantee).

               "Unencumbered Property NOI": for any period, Property NOI for such period of Unencumbered Properties owned by the Borrower or a Guarantor and the percentage equal to the Borrower's Ownership Percentage interest in the applicable Property of Property NOI for such period of other Unencumbered Properties, in each case net of (i) management fees of 3% of revenues, (ii) replacement reserves of $0.25 per square foot per annum (pro-rated for the applicable Test Period) of gross leasable area, from Unencumbered Properties. For the purpose of determining Unencumbered Property NOI, (a) no property owned by any Noncontrolled Entity shall be included, (b) no property of any Qualified Subsidiary shall be included unless and until such Qualified Subsidiary shall have become a party to the Subsidiary Guarantee, and (c) leasehold positions will be eligible if (i) with respect to the lease term, either (x) more than 25 years remains in such lease term or (y) such lease term is renewable in the sole discretion of the Borrower for one or more successive periods aggregating (together with the remaining current lease term) more than 25 years so long as, in the case of this clause (y), periodic rent increases shall be at levels comparable to those that are customarily applicable to leases having initial terms in excess of 25 years, (ii) such leasehold position is mortgageable and the terms of the lease include acceptable secured lender protections (including that (x) the lessor shall notify any holder of a security interest in such leasehold interest of the occurrence of any default by the lessee under such lease and shall afford such holder the right to cure such default and (y) in the event that such lease is terminated, such holder shall have the option to enter into a new lease having terms substantially identical to those contained in the terminated lease), (iii) such lease may be transferred and/or assigned without the consent of the lessor, and (iv) the Property NOI in respect of such leasehold positions included in any calculation of Value of Unencumbered Properties for any Test Period shall not be taken into account to the extent that it exceeds, in the aggregate, 15% of Unencumbered Property NOI for such Test Period.

               "Unrestricted Cash and Cash Equivalents": at any date of determination, the sum of (a) the aggregate amount of Unrestricted cash then held by the Borrower or any of the Consolidated Entities and (b) the aggregate amount of Unrestricted Cash Equivalents (valued at the lower of cost and fair market value) then held by the Borrower or any of the Consolidated Entities. As used in this definition, "Unrestricted" means, with respect to any asset, the circumstance that such asset is not subject to any Liens or claims of any kind in favor of any Person.

               "Unsecured Debt": all Indebtedness which is not secured by a Lien on any income, Capital Stock, property or asset.

               "Value of Unencumbered Properties": for any period, an amount equal to Unencumbered Property NOI for such period (less Unencumbered Property NOI of Unencumbered Properties that are Identified Properties) with respect to the most recent Test Period annualized and capitalized at 9.50% (provided that such annualized and capitalized Unencumbered Property NOI in respect of Unencumbered Properties not wholly owned by the Borrower or Guarantors shall not be taken into account to the extent that it exceeds, in the aggregate, 15% of the total Value of Unencumbered Properties), plus 100% of the bona fide purchase price of such Unencumbered Properties that are Identified Properties.

               "Wholly Owned Subsidiary": any entity all of the capital stock of which and any and all equivalent ownership interests of which (other than directors' qualifying shares required by law) are owned by the Borrower directly or indirectly through one or more Wholly Owned Subsidiaries.

         SECTION 1.2 Other Definitional Provisions; Interpretation.

               (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any other Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

               (b) Without limiting Section 1.3, as used herein and in any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in
Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

               (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

               (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

               (e) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

               (f) The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

               (g) The word "will" shall be construed to have the same meaning and effect as the word "shall".

               (h) Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, and (iii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 1.3 Accounting Terms; GAAP.

               Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                    THE LOANS

         SECTION 2.1 Intentionally Omitted.

         SECTION 2.2 Loans; Repayment of Existing Loans; Etc.

(a) Commitments.

                  (i) Subject to the terms and conditions hereof, each Lender severally agrees to make a single loan which shall be allocated into Tranche A and Tranche B as provided below (a "Loan" ) to the Borrower in an aggregate principal amount which does not exceed the amount of such Lender's Commitment. The Commitments to lend hereunder shall expire on December 31, 2003. The Commitments may be reduced by Borrower in increments of $5,000,000 prior to the Borrowing Date.

                  (ii) The failure of any Lender to make the Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make its Loan as required.

                  (iii) Each Lender's Loan shall be allocated first to Tranche B until it is fully funded and then to Tranche A and in each Tranche ratably as determined by Lenders' Percentages.

                  (iv) Subject to Section 2.8 and Section 2.10, the Loan may from time to time be Eurodollar Loans, ABR Loans, or Money Market Loans or a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2(d) and 2.4, provided that no Loan shall be made as a Eurodollar Loan after the day that is one (1) month prior to the Termination Date.

               (b) Notes. The Loans made by each Lender shall be evidenced by a promissory note for Tranche A and a promissory note for Tranche B executed and delivered by the Borrower at the request of such Lender, substantially in the form of Exhibit B-1 and Exhibit B-2, respectively, with appropriate insertions as to payee, date and principal amount (each, a "Note"), each payable to the order of such Lender and in an aggregate principal amount equal to the lesser of
(i) the amount of the Commitment of such Lender and (ii) the principal amount of the Loan made by such Lender. Each Lender is hereby authorized to record, as applicable, the date, Type and amount of the Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto and, in the case of Money Market Loans, the Money Market Loan Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Note and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure by any Lender to make any such recordation or any error in such recordation shall not affect the obligations of the Borrower under this Agreement or the Notes.

               (c) Repayment of Loans. The Borrower shall repay all then outstanding Loans on the Termination Date to the Administrative Agent for the account of each Lender.

               (d) Procedure for Selecting Interest Rates. The Borrower shall select an applicable Interest Rate for the Type of Loan before the Borrowing Date, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 9:00 A.M., Chicago time, (i) three (3) Business Days prior to the Borrowing Date, if all or any part of the requested Loans are to be initially Eurodollar Loans,
(ii) two (2) Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially Money Market Loans, or (iii) one
(1) Business Day prior to the requested Borrowing Date, otherwise), specifying
(w) the amount to be borrowed, (x) the requested Borrowing Date, and (y) whether the borrowing is to be of Eurodollar Loans, ABR Loans, Money Market Loans or a combination thereof and (z) if the borrowing is to be entirely or partly of Eurodollar Loans or Money Market Loans the respective amounts and the respective lengths of the initial Interest Periods, and/or Money Market Interest Periods therefor. Each selection of Interest Rates under the Loans shall be in an amount equal to (i) in the case of ABR Loans, $500,000 or a whole multiple of $100,000 in excess thereof and (ii) in the case of Eurodollar Loans or Money Market Loans, $5,000,000 or a whole multiple of $100,000 in excess thereof, in each case subject to Section 2.2(e). Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of such borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 10.2 prior to 12:00 P.M., Chicago time, on the Borrowing Date, in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

               (e) Loan Portions. Notwithstanding anything to the contrary in this Agreement, all borrowings, prepayments, conversions and continuations of Loans hereunder and all selections of Interest Periods and Money Market Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of the Loans with the same interest rate and Interest Period selection shall be equal to $5,000,000 or a whole multiple of $100,000 in excess thereof, and (ii) there shall be no more than seven (7) portions of the total outstandings with different rate and/or Interest Period selections outstanding at any one time.

         SECTION 2.3 Prepayments.

              (a) Upon the sale, transfer, refinancing or any other disposition of an asset acquired pursuant to the Acquisition, the Borrower shall make a mandatory prepayment in an amount equal to 100% of the net proceeds distributed to any Loan Parties (including the Loan Parties' pro rata share of proceeds resulting from the disposition of an asset not wholly owned by a Loan Party) from such transaction rounded to the nearest $100,000. Such payment shall be without premium or penalty. All such payments shall be due within three Business Days of receipt of the funds by the applicable Loan Party unless the three Business Days notice requirement for prepayments has been waived by the Required Lenders.

               (b) The Borrower may at any time and from time to time prepay the Loans (subject, in the case of Eurodollar Loans and Money Market Loans to compliance with the terms of Section 2.2(e) and Section 2.13), in whole or in part, without premium or penalty, upon at least three (3) Business Days' irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans, Money Market Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each.

               (c) Any prepayments will first be applied to Tranche A until Tranche A is fully repaid, and only thereafter shall any prepayments be applied to Tranche B. Upon receipt of any notice of prepayment, the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 2.13. Subject to
Section 2.2(e), partial prepayments shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the aggregate outstanding principal amount of the Loans).

               (d) No amounts repaid may be reborrowed by the Borrower.

         SECTION 2.4 Conversion and Continuation Options.

               (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans, by giving the Administrative Agent at least two
(2) Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three (3) Business Days' prior irrevocable notice of such election. The Borrower may elect from time to time to convert Eurodollar Loans or ABR Loans to Money Market Loans, by giving the Administrative Agent at least two (2) Business Days' prior notice. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor and, any such notice of conversion to a Money Market Loan shall specify the requested Money Market Loan Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. All or any part of outstanding Eurodollar Loans, Money Market Loans and ABR Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion that such a conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, Section 2.2(e) would not be contravened, and (iii) no Loan may be converted into a Eurodollar Loan after the date that is one (1) month prior to the Termination Date.

               (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Loan, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion that such a continuation is not appropriate, (ii) if, after giving effect thereto,
Section 2.2(e) would be contravened, or (iii) after the date that is one month prior to the Termination Date, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loan shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any notice pursuant to this Section 2.4(b), the Administrative Agent shall promptly notify each Lender thereof.

         SECTION 2.5 Fees.

               The Borrower shall pay to the Administrative Agent, for its own account, and, to the extent mutually agreed upon by the Administrative Agent and the Lenders, for the account of the Lenders, the fees in the amounts and on the dates previously agreed to in writing by the Borrower pursuant to the Fee Letter.

         SECTION 2.6 Interest Rates and Payment Dates.

               (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

               (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

               (c) Each Money Market Loan shall bear interest at a rate per annum equal to the Money Market Rate applicable thereto plus the Applicable Margin.

               (d) If all or a portion of (i) the principal amount of any Loan,
(ii) any interest payable thereon or (iii) any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal (except as otherwise specified in clause (y) below), the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.6 plus 3% or (y) in the case of any overdue principal with respect to Money Market Loans or any overdue interest, fee or other amount, the rate described in Section 2.6(b) plus 3%, in each case from the date of such non-payment to the date on which such amount is paid in full (as well after as before judgment).

               (e) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to Section 2.6(d) shall be payable from time to time on demand.

         SECTION 2.7 Computation of Interest and Fees.

               (a) Interest (other than interest calculated on the basis of the Prime Rate) shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest calculated on the basis of the Prime Rate shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate or Money Market Rate. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

               (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate with respect to any Eurodollar Loan.

         SECTION 2.8 Inability to Determine Interest Rate.

               If prior to the first day of any Interest Period:

               (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

               (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) (as conclusively certified by such Lenders or Lender, as the case may be) of making or maintaining their affected Loan during such Interest Period;

the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given, (w) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (x) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as ABR Loans, and (y) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans, shall be ineffective. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert any other Loans to Eurodollar Loans.

         SECTION 2.9 Pro Rata Treatment and Payments.

               (a) Each payment by the Borrower on account of any fees hereunder shall be made pro rata according to the respective Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, towards payment of principal then due to such parties. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 11:00 A.M., Chicago time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in
Section 10.2, in Dollars and in immediately available funds. It is understood that, if any payment of principal is made on any day in accordance with the preceding sentence, no interest shall accrue on such day in respect of such principal. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to any such payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

               (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to the borrowing that such Lender will not make the amount that would constitute its share of the borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.9(b) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

         SECTION 2.10 Illegality.

               Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, to continue Eurodollar Loans as such, or to convert ABR Loans to Eurodollar Loans shall forthwith be cancelled, and (b) such Lender's Loan then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.13.

         SECTION 2.11 Requirements of Law.

               (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Effective
Date:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan, or Money Market Loan, or change the basis of taxation of payments to such Lender in respect thereof (except in each case for Non-Excluded Taxes covered by Section 2.12 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve (except to the extent that such reserve is specifically subject to Section 2.11(c)), special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any relevant office of such Lender which is not otherwise included in the determination of the Eurodollar Rate, or the Money Market Rate; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender, as the case may be, deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, Money Market Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender, as the case may be, for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.11(a), it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled, provided that such amounts shall be no greater than amounts that such Lender is generally charging other borrowers or account parties on loans or letters of credit (as the case may be) similarly situated to the Borrower.

               (b) If any Lender shall have determined that the application of any Requirement of Law regarding capital adequacy or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such application or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's treatment of its Commitments for internal purposes as of the date on which it became a party hereto) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor (setting forth in reasonable detail the basis for such request), the Borrower shall pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such corporation, as the case may be, for such reduction.

               (c) The Borrower agrees to pay to each Lender which requests compensation under this Section 2.11(c) (by notice to the Borrower), on the last day of each Interest Period with respect to any Eurodollar Loan made by such Lender, so long as such Lender shall be required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board (or, so long as such Lender may be required by the Board or by any other Governmental Authority to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any Eurodollar Loans), an additional amount (determined by such Lender and notified to the Borrower) representing such Lender's calculation or, if an accurate calculation is impracticable, reasonable estimate (using such reasonable means of allocation as such Lender shall determine) of the actual costs, if any, incurred by such Lender during such Interest Period, as a result of the applicability of the foregoing reserves to such Eurodollar Loans, which amount in any event shall not exceed the product of the following for each day of such Interest Period:

               (i) the principal amount of the Eurodollar Loans made by such Lender to which such Interest Period relates and outstanding on such day; and

               (ii) the difference between (x) a fraction the numerator of which is the Eurodollar Rate (expressed as a decimal) applicable to such Eurodollar Loan, and the denominator of which is one (1) minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by the Board or other Governmental Authority on such date minus (y) such numerator; and

               (iii) a fraction the numerator of which is one (1) and the denominator of which is 360.

               Any Lender which gives notice under this Section 2.11(c) shall promptly withdraw such notice (by written notice of withdrawal given to the Administrative Agent and the Borrower) in the event such Lender is no longer required to maintain such reserves or the circumstances giving rise to such notice shall otherwise cease to exist.

               (d) A certificate as to any additional amounts payable pursuant to this Section 2.11 submitted by any Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. The agreements in this Section 2.11 shall survive the termination of this Agreement, and the payment of the Loans, and all other amounts payable hereunder (the date on which all of the foregoing shall have occurred, the "Final Date"), until the first anniversary of the Final Date.

         SECTION 2.12 Taxes.

               (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent, or any Lender as a result of a present or former connection between the Administrative Agent, or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent, or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent, or any Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent, or such Lender shall be increased to the extent necessary to yield to the Administrative Agent, or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Non-U.S. Lender if such Lender fails to comply with the requirements of Section 2.12(b). Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender or, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent, and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent, or any Lender as a result of any such failure. The agreements in this Section 2.12(a) shall survive the termination of this Agreement, and the payment of the Loans, and all other amounts payable hereunder.

               (b) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America or any state thereof, or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver (on or prior to the Effective Date in the case of any such Person that is a Lender as of the Effective Date) to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8BEN, an annual certificate representing under penalty of perjury that such Non-U.S. Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 2.12(b), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.12(b) that such Non-U.S. Lender is not legally able to deliver.

         SECTION 2.13 Indemnity.

               The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense (including post-judgment expenses) which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of Eurodollar Loans, or Money Market Loans or in the conversion into or continuation of Eurodollar Loans or Money Market Loans after the Borrower has given a notice requesting or accepting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (c) the making of a prepayment or conversion of Eurodollar Loans, or Money Market Loans on a day which is not the last day of an Interest Period or the Money Market Loan Interest Period, as the case may be, with respect thereto. Such indemnification may, at the option of any Lender, include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the relevant Interest Period or the relevant Money Market Loan Interest Period, as the case may be (or proposed Interest Period or proposed Money Market Loan Interest Period, as the case may be), in each case at the applicable rate of interest for such Loan provided for herein (excluding, however, the Applicable Margin or Margin) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market or other relevant market. This covenant shall survive the termination of this Agreement, and the payment of the Loans, and all other amounts payable hereunder, until the first anniversary of the Final Date.

         SECTION 2.14 Change of Lending Office.

               Each Lender and each Transferee agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10, 2.11 or 2.12 with respect to such Lender or Transferee, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender or Transferee) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender or Transferee, cause such Lender or Transferee and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.14 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender or Transferee pursuant to Sections 2.10, 2.11 and 2.12.

         SECTION 2.15 Replacement of Lenders under Certain Circumstances.

               The Borrower shall be permitted to replace any Lender which (a) requests reimbursement for amounts owing pursuant to Section 2.11 or 2.12, or
(b) is affected in the manner described in Section 2.10 and as a result thereof any of the actions described in Section 2.10 is required to be taken with a replacement bank or other financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) the Loan and other amounts owing to such replaced Lender prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Section 2.13 if any Eurodollar Loan, or Money Market Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period or the Money Market Loan Interest Period, as the case may be, relating thereto, (v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (vii) the replaced Lender shall (except as provided in the following clause (ix)) be released from its obligations under this Agreement,
(viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.11 or 2.12, as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender if it defaulted in its obligation to make a Loan hereunder.

                                  ARTICLE III

                              INTENTIONALLY OMITTED

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES


               To induce the Administrative Agent, and the Lenders to enter into this Agreement, to make or maintain the Loans the Borrower hereby represents and warrants to the Administrative Agent, and each Lender as of the time of disbursement and closing of the Acquisition, that:

         SECTION 4.1 Financial Condition.

               The consolidated balance sheet of the Borrower and its subsidiaries as at December 31, 2002 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by PricewaterhouseCoopers, LLP, copies of which have heretofore been furnished to the Lenders, are complete and correct and present fairly the consolidated financial condition of the Borrower and its subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its subsidiaries as at June 30, 2003 and the related unaudited consolidated statements of income and of cash flows for the three-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to the Lenders, are complete and correct and present fairly the consolidated financial condition of the Borrower and its subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved. Except as set forth on
Schedule 4.1, neither the Borrower nor any of the Consolidated Entities has, at the Effective Date, any material Indebtedness, Guarantee Obligation, contingent liability or liability for taxes, or any unusual forward or long-term commitment, including any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except as set forth on Schedule 4.1, during the period from December 31, 2002 to and including the Effective Date there has been no sale, transfer or other disposition by the Borrower or any of the Consolidated Entities of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and the Consolidated Entities at December 31, 2002.

         SECTION 4.2 No Change.

               Since December 31, 2002 (a) there has been no development or event nor any prospective development or event, which has had or could reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower nor has any of the Capital Stock of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any of its Subsidiaries, except pursuant to transactions not prohibited under Section 7.3 and the transactions described on Schedule 4.2.

         SECTION 4.3 Corporate Existence; Compliance with Law.

               (a) The Borrower (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent the failure to be so qualified and in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (b) Each Subsidiary (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate (or limited partnership or limited liability company or other form of organization, as applicable) power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation (or limited partnership or limited liability company or other form of organization, as applicable) and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, and (iv) is in compliance with all Requirements of Law except, in the case of clauses (i),
(ii), (iii) or (iv) above, as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 4.4 Corporate Power; Authorization; Enforceable Obligations.

               Each Loan Party has the corporate (or limited partnership or limited liability company or other form of organization, as applicable) power and authority, and the legal right, to make, deliver and perform each Loan Document to which it is a party and each Loan Party has taken all necessary corporate (or limited partnership or limited liability company or other form of organization, as applicable) action to authorize the execution, delivery and performance of each Loan Document to which it is a party. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of any Loan Document. Each Loan Document has been duly executed and delivered on behalf of each Loan Party thereto. Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party thereto enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         SECTION 4.5 No Legal Bar.

               The execution, delivery and performance of the Loan Documents hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

         SECTION 4.6 No Material Litigation.

               No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement, any of the other Loan Documents or any of the transactions contemplated hereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.7 No Default.

               Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         SECTION 4.8 Ownership of Property.

               Each of the Borrower and its Subsidiaries has good record title in fee simple to, or a valid leasehold interest in, all of its material real property, and good title to all of its other material property.

         SECTION 4.9 Intellectual Property.

               The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes ("Intellectual Property") necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.10 No Burdensome Restrictions; Disclosure.

               No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         SECTION 4.11 Taxes.

               Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes, fees, or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

         SECTION 4.12 Federal Regulations.

               No part of the proceeds of any Loan will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

         SECTION 4.13 ERISA.

               No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all accrued benefits under each Single Employer Plan maintained by the Borrower or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) equals or exceeds the assets under all such Plans allocable to such benefits.

         SECTION 4.14 Investment Company Act; Other Regulations.

               The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

         SECTION 4.15 Guarantors.

               The Entities listed on Schedule 4.15 constitute all Persons required in accordance with the provisions of this Agreement to be Guarantors as of the Effective Date.

         SECTION 4.16 Purpose.

               The proceeds of the Loans shall be used by the Borrower for general corporate purposes (excluding commercial paper back-up) including the financing of the acquisition costs and expenses incurred in connection with the Acquisition.

         SECTION 4.17 Environmental Matters.

               Each of the following representations and warranties is true and correct on and as of the Effective Date except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

               (a) To the best knowledge of the Borrower, the Properties do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which constitute or constituted a violation of, or could reasonably give rise to liability under, Environmental Laws.

               (b) To the best knowledge of the Borrower, the Properties and all operations at the Properties are in compliance, and have in the last two years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties, or violation of any Environmental Law with respect to the Properties.

               (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

               (d) To the best knowledge of the Borrower, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably give rise to liability under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws.

               (e) No judicial proceeding or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or, to the knowledge of the Borrower, will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative of judicial requirements outstanding under any Environmental Law with respect to the Properties.

               (f) To the best knowledge of the Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower and its Subsidiaries in connection with the Properties in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         SECTION 4.18 Insurance.

               The Borrower and each Subsidiary maintains with insurance companies rated at least A- by A.M. Best & Co., with premiums at all times currently paid, insurance upon fixed assets and inventories, including public liability insurance, fire and all other risks insured against by extended coverage, fidelity bond coverage, business interruption insurance, and all insurance required by law, all in form and amounts required by law and customary to the respective natures of their businesses and properties, except in cases where failure to maintain such insurance will not have or potentially have a Material Adverse Effect.

         SECTION 4.19 Condition of Properties.

               Each of the following representations and warranties is true and correct except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

               (a) All of the improvements located on the Properties and the use of said improvements comply and shall continue to comply in all respects with all applicable zoning resolutions, building codes, subdivision and other similar applicable laws, rules and regulations and are covered by existing valid certificates of occupancy and all other certificates and permits required by applicable laws, rules, regulations and ordinances or in connection with the use, occupancy and operation thereof.

               (b) No material portion of any of the Properties, nor any improvements located on said Properties that are material to the operation, use or value thereof, have been damaged in any respect as a result of any fire, explosion, accident, flood or other casualty.

               (c) No condemnation or eminent domain proceeding has been commenced or to the knowledge of the Borrower is about to be commenced against any portion of any of the Properties, or any improvements located thereon that are material to the operation, use or value of said Properties except as set forth and described in Schedule 4.19.

               (d) No notices of violation of any federal, state or local law or ordinance or order or requirement have been issued with respect to any Properties.

         SECTION 4.20   Benefit of Loans.

               The Borrower and each Subsidiary are engaged as an integrated corporate group in the business of acquiring, owning, developing and operating shopping centers and of providing the required services and other facilities for those integrated operations. The Borrower and each Subsidiary require financing on such a basis that funds can be made available to the Borrower and each Subsidiary to the extent required for the continued operation of their integrated activities and each of them expects to derive benefits, directly or indirectly, in return for undertaking their respective obligations under this Agreement and the other Loan Documents, both individually and as members of the integrated group.

         SECTION 4.21   REIT Status.

               The Borrower is an equity-oriented real estate investment trust under Sections 856 through 860 of the Code.

                                   ARTICLE V

                                   CONDITIONS

         SECTION 5.1 Conditions to Effectiveness / Effective Date.

               The effectiveness of this Agreement and the availability of the Credit Facility hereunder, is subject to the satisfaction of the following conditions (or the waiver of such conditions in accordance with Section 10.1):

               (a) Credit Agreement. The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

               (b) Interest, Fees, Breakage Costs and Expenses. The Administrative Agent shall have received payment for the account of the applicable payee, of all fees and other amounts due and payable on or prior to the Effective Date under or in connection with this Agreement, including pursuant to the Fee Letter and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder, including the reasonable fees and disbursements invoiced through the Effective Date of Bank One, NA's special counsel.

               (c) Legal Opinion. The Administrative Agent shall have received, with a counterpart for the Administrative Agent and each Lender, the executed legal opinion of Robert Schulman, Esq., counsel to the Loan Parties, substantially in the form of Exhibit D. The Borrower hereby requests such counsel to deliver such opinion.

               (d) Subsidiary Guarantee. The Administrative Agent shall have received from each party thereto either (i) a counterpart of the Subsidiary Guarantee signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page thereof) that such party has signed a counterpart of such Subsidiary Guarantee.

               (e) Notes. The Administrative Agent shall have received from the Borrower a signed Note for Tranche A and Tranche B for the account of each Lender.

               (f) Closing Certificates. The Administrative Agent shall have received a certificate from a Responsible Officer dated the Effective Date, (i) confirming compliance with the conditions specified in this Section 5.1 and in
Section 5.2 and (ii) certifying as to the names and offices of the Persons authorized to sign the Loan Documents to be delivered pursuant to the terms hereof by each Loan Party, together with the signatures of each such Person and a certificate of another Responsible Officer, certifying as to the name, office, and signature of such first Responsible Officer.

               (g) Organizational Documents, Etc. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, and the authorization of the Borrower in respect of the transactions contemplated by this Agreement or the other Loan Documents, all in form and substance reasonably satisfactory to the Administrative Agent, certified to be true, correct and complete by a Responsible Officer as of the Effective Date.

               (h) Financial Statements. The Borrower shall have furnished to the Lenders its (i) audited consolidated balance sheets and statements of income, stockholders equity and cash flows as of and for the two (2) most recent fiscal years ended prior to the Effective Date, and (ii) its unaudited interim consolidated financial statement as of and for each fiscal quarter subsequent to the date of the latest financial statement delivered pursuant to clause (i) above, all certified by its chief financial officer. Such financial statements shall present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Borrower and its subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

               (i) Revolving Credit Agreement. On the Effective Date, there shall be no Default or Event of Default (as such terms are defined in the Revolving Credit Agreement) under the Revolving Credit Agreement.

         SECTION 5.2    Conditions to Loan Funding.

               The agreement of each Lender to make its Loans on the Borrowing Date is subject to the satisfaction of the following conditions precedent:

               (a) Conditions of Section 5.1 Satisfied. The terms and conditions set forth in Section 5.1(a)-(i) shall have been satisfied, or in the alternative, otherwise waived.

               (b) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of the Borrowing Date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

               (c) No Default. (i) No Default or Event of Default shall have occurred and be continuing on such date after giving effect to the extension of credit requested to be made on such date and (ii) the Borrower would be in compliance with each financial covenant set forth in paragraphs (a) through (g) of Section 7.1 if the ratio or amount referred to therein were to be calculated as of such date taking into account the effects of the Acquisition (provided that for the purposes of determining such compliance, Gross Asset Value and Value of Unencumbered Properties shall be determined for the most recent Test Period as to which a compliance certificate has been delivered pursuant to
Section 6.2(b)).

               (d) Compliance Certificate. A pro forma compliance certificate in the form of Exhibit C as of June 30, 2003, giving effect to the Acquisition and the equity offering completed on September 12, 2003, executed by a Responsible Officer based on the assumption that such Acquisition had been consummated as of such a date, and such other information as the Administrative Agent may reasonably request.

               (e) Acquisition Documentation. Evidence, including the Articles of Merger and such other documentation as the Administrative Agent may reasonably require, that the transactions contemplated by such Acquisition shall have closed simultaneously with the disbursement hereunder.

                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS

               The Borrower hereby agrees that, so long as any portion of the Loan remains outstanding and unpaid, or any other amount is owing to any Lender, or the Administrative Agent hereunder, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

         SECTION 6.1    Financial Statements.

               Furnish to the Administrative Agent (with sufficient copies for each Lender):

               (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows of the Borrower and its subsidiaries for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers, LLP or other independent certified public accountants of nationally recognized standing; and

               (b) as soon as available, but in any event not later than 45 days after the end of each of the first three (3) quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period, as the case may be, in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

The Administrative Agent shall make available to the Lenders (which the Administrative Agent may effect by electronic posting) the materials furnished to it pursuant to this Section.

         SECTION 6.2 Certificates; Other Information.

               Furnish to the Administrative Agent (with sufficient copies for each Lender (in the case of clauses (a)-(c) below) or each relevant Lender (in the case of clauses (d)-(e) below)):

               (a) [reserved];

               (b) concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and 6.1(b), (i) a compliance certificate of a Responsible Officer substantially in the form of Exhibit F and (ii) the Subsidiary Guarantee, executed and delivered by all Persons required hereunder at such time to have executed and delivered the Subsidiary Guarantee, including all new or redesignated Qualified Subsidiaries;

               (c) within ten (10) days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and within ten (10) days after the same are filed, copies of all financial statements, reports or other documents which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

               (d) [reserved]; and

               (e) promptly, upon request of the Administrative Agent, a list of all Entities, and such additional financial information, information with respect to any Property and other information as any Lender may from time to time reasonably request (through the Administrative Agent).

The Administrative Agent shall make available to the Lenders (which the Administrative Agent may effect by electronic posting) the materials furnished to it pursuant to this Section.

         SECTION 6.3 Payment of Obligations.

               Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, or (b) (i) Non-Recourse Indebtedness and (ii) other obligations which aggregate not more than $20,000,000, in each case to the extent that the Borrower or the relevant Subsidiary has determined in good faith that it is in its best interests not to pay or contest such Non-Recourse Indebtedness or such other obligations, as the case may be.

         SECTION 6.4 Maintenance of Existence, etc.

               (a) Preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 7.2.

               (b) Comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

         SECTION 6.5    Maintenance of Property; Insurance.

               Keep all property useful and necessary in its business in good working order and condition; maintain insurance with financially sound and reputable insurance companies rated at least A- by A.M. Best & Co. on all of its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

         SECTION 6.6    Inspection of Property; Books and Records; Discussions.

               Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

         SECTION 6.7    Notices.

               Promptly give notice to the Administrative Agent and each Lender of:

               (a) the occurrence of any Default or Event of Default;

               (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

               (c) any litigation or administrative or other proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $20,000,000 or more and not covered by insurance or in which material injunctive or similar relief is sought, or the occurrence in respect of any Guarantor of any case, proceeding, event, or circumstance of the nature set forth in paragraph (f) of Article VIII;

               (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

               (e) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

The Administrative Agent shall promptly forward to the Lenders (which the Administrative Agent may effect by electronic posting) any written notice hereunder furnished to it pursuant to this Section.

         SECTION 6.8    Environmental Laws.

               (a) Comply with, and use its best efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use its best efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

               (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that (i) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect or (ii) the Borrower has determined in good faith that contesting the same is not in the best interests of the Borrower and its Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect.

               (c) Defend, indemnify and hold harmless the Administrative Agent, and each Lender, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses (whether arising pre-judgment or post-judgment) of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower, its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. Notwithstanding anything to the contrary in this Agreement, this indemnity shall continue in full force and effect regardless of the termination of this Agreement.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

               The Borrower hereby agrees that, so long as any Loan remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and, in the case of Sections 7.2 through 7.7, shall not permit any of its Subsidiaries to, directly or indirectly:

         SECTION 7.1    Financial Covenants.

               (a) Total Indebtedness Ratio. Permit, at the last day of any Test Period, the ratio of (i) Total Indebtedness as of such day to (ii) Gross Asset Value as of such day to exceed 0.55 to 1.00.

               (b) Total Secured Indebtedness Ratio. Permit, at the last day of any Test Period, the ratio of (i) Total Secured Indebtedness as of such day to
(ii) Gross Asset Value as of such day to exceed 0.25 to 1.00.

               (c) Minimum Net Worth. Permit, at the last day of any fiscal quarter of the Borrower, Net Worth to be less than an amount equal to the sum of
(i) $1,500,000,000 plus (ii) 75% of the excess of (A) the aggregate proceeds received by the Borrower (net of customary related fees and expenses) in connection with any offering of Capital Stock of the Borrower consummated after June 3, 2003 over (B) amounts paid in cash by the Borrower after the date of this Agreement in repurchase or redemption of outstanding Capital Stock of the Borrower to the extent permitted under Section 7.3.

               (d) Unencumbered Asset Value Ratio. Permit, at the last day of any Test Period, the ratio of (i) Total Recourse Indebtedness as of such day to
(ii) Unencumbered Asset Value for such period, to exceed 0.55 to 1.0.

               (e) Unsecured Interest Expense Ratio. Permit, for any Test Period, the ratio of (i) Unencumbered Assets NOI for such period to (ii) Total Unsecured Interest Expense for such period to be less than 2.5 to 1.0.

               (f) Fixed Charge Coverage Ratio. Permit, for any Test Period, the ratio of Total Adjusted EBITDA for such period to Total Debt Service for such period to be less than 2.0 to 1.0.

               Solely for the purpose of calculating the ratio in this clause
(f), Total Adjusted EBITDA (i) shall include cash flow distributions (other than distributions in respect of capital transactions) from Noncontrolled Entities ("Noncontrolled Entity Operating Cash Flow"), provided that Noncontrolled Entity Operating Cash Flow distributed during the most recent twelve-month period in respect of any Noncontrolled Entity shall be included, without duplication, only to the extent of 50% of the amount of such distributions made in such twelve-month period, and (ii) shall be increased by the amounts excluded pursuant to clauses (iv), (v) and (vi) of the definition of "Total Adjusted EBITDA".

               (g) Limitation on Recourse Secured Indebtedness. Permit, at any time, the aggregate outstanding principal amount of Recourse Secured Indebtedness to exceed $75,000,000.

Solely for the purposes of this Section 7.1: direct or indirect reference to EBITDA, NOI, Indebtedness and debt service (and items thereof, when applicable) with respect to the Entities, when included, shall be included only to the extent of the Ownership Percentage therein, except as otherwise specifically provided.

         SECTION 7.2    Limitation on Certain Fundamental Changes.

               (a) Enter into any merger (except as described in Schedule 7.2), consolidation or amalgamation, (b) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or (c) convey, sell, lease, assign, transfer or otherwise dispose of, all or a substantial portion of its property, business or assets (each such transaction referred to in the preceding clauses
(a), (b) and (c), a "Capital Transaction"), unless (i) such Capital Transaction does not involve all or a substantial portion of the property, business or assets owned or leased by the Borrower and its Subsidiaries determined on a consolidated basis with respect to the Borrower and its Subsidiaries taken as a whole, (ii) there is no Default or Event of Default, before and after giving effect to such Capital Transaction (including any changes resulting from recharacterization of Unencumbered Property), and (iii) without limiting the foregoing, the Borrower is in compliance with all covenants under Section 7.1 after giving effect to such Capital Transaction (including any changes resulting from recharacterization of Unencumbered Property), and would have been in compliance therewith for the most recent Test Period if such Capital Transaction had been given effect (including any changes resulting from recharacterization of Unencumbered Property) during such Test Period; provided that the Borrower may not engage in a Capital Transaction other than a merger as to which it is the surviving entity.

         SECTION 7.3    Limitation on Restricted Payments.

               Unless otherwise required in order to maintain the Borrower's status as a real estate investment trust, declare or pay any dividend (other than dividends payable solely in the same class of Capital Stock) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively, "Restricted Payments"); provided that notwithstanding the foregoing, (i) during any period of four (4) consecutive fiscal quarters of the Borrower on a cumulative basis, the Borrower may make Restricted Payments in an aggregate amount not to exceed the greater of (a) an amount equal to the lesser of 90% of FFO for such period and 100% of FAD for such period on a cumulative basis, and (b) the amount of dividends required to be paid by the Borrower in order to maintain its status as a real estate investment trust under the Code, and (ii) dividends and distributions may be paid by any Subsidiary to the Borrower or to any Guarantor.

               Solely for the purpose of this Section 7.3, all references to shares in the definition of "Capital Stock" shall be to common shares only.

               SECTION 7.4 Limitation on Investments, Loans and Advances.

               Make any advance, loan, extension of credit or capital contribution to any Person, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or otherwise make any investment in, any Person, or acquire or otherwise make any investment in any real property (collectively, "Investments"), if, after giving effect thereto, the aggregate amount of Investments (valued at cost) made in Noncontrolled Entities from and after June 3, 2003 would exceed 15% of Gross Asset Value.

         SECTION 7.5 Limitation on Transactions with Affiliates.

               Enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless (a) no Default or Event of Default would occur as a result thereof and
(b) such transaction is (i) in the ordinary course of the business of any Loan Party that is a party thereto and (ii) upon fair and reasonable terms no less favorable to any Loan Party that is a party thereto or is affected thereby than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate.

         SECTION 7.6 Limitation on Changes in Fiscal Year.

               Permit the fiscal year of the Borrower to end on a day other than December 31, unless otherwise required by any applicable law, rule or regulation.

         SECTION 7.7 Limitation on Lines of Business; Issuance of Commercial Paper; Creation of Subsidiaries; Negative Pledges.

               (a) Engage in activities other than real estate business and real estate related business activities, and in activities permitted for real estate investment trusts under the Code.

               (b) Issue any commercial paper in an aggregate principal amount exceeding the aggregate unused and available commitments under any revolving credit facility (other than the Commitments under the Revolving Credit Agreement or any replacement thereof) entered into by the Borrower and not prohibited by this Agreement. For the purposes of this paragraph, commitments shall be deemed to be available to the extent that, on any date of determination, assuming timely delivery of a borrowing notice by the Borrower, the lender(s) thereunder would be obligated to fund loans pursuant thereto.

               (c) Create or acquire any Qualified Subsidiary after the Effective Date unless, no later than the date of the first required delivery of financial statements pursuant to Section 6.1(a) or 6.1(b) occurring after such creation or acquisition, such Qualified Subsidiary becomes a party to the Subsidiary Guarantee; provided, however, that an entity that would otherwise be required to become a party to the Subsidiary Guarantee in accordance with the foregoing shall not be required to do so until ninety (90) days shall have elapsed from the time that such entity first acquires any assets.

                                  ARTICLE VIII

                               EVENTS OF DEFAULT

               If any of the following events shall occur and be continuing:

               (a) The Borrower shall fail to pay any principal of any Loan, when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five (5) Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

               (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made or furnished; or

               (c) There shall be any default in the observance or performance of any agreement contained in Section 6.7(a) or Article VII; or

               (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Article), and such default shall continue unremedied for a period of 30 days after notice from the Administrative Agent or the Required Lenders; or

               (e) The Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding any Loans, and any Non-Recourse Indebtedness) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default under this Agreement unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $20,000,000; or

               (f) (i) The Borrower or any of the Significant Guarantors shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of the Significant Guarantors shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of the Significant Guarantors any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of the Significant Guarantors any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of the Significant Guarantors shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of the Significant Guarantors shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

               (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed (or a trustee shall be appointed) to administer, or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or is, in the reasonable opinion of the Majority Lenders, likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

               (h) One or more judgments or decrees shall be entered against the Borrower or any Entity involving in the aggregate a liability (not paid or fully covered by insurance) of $20,000,000 or more (excluding Non-Recourse Indebtedness), and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

               (i) The Subsidiary Guarantee at any time shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

               (j) The Borrower shall cease, for any reason, to maintain its status as an equity-oriented real estate investment trust under Sections 856 through 860 of the Code; or

               (k) At any time the Borrower or any of its Subsidiaries shall be required to take any actions in respect of environmental remediation and/or environmental compliance, the aggregate expenses, fines, penalties or other charges with respect to which, in the judgment of the Majority Lenders, could reasonably be expected to exceed $20,000,000; provided that any such remediation or compliance shall not be taken into consideration for the purposes of determining whether an Event of Default has occurred pursuant to this paragraph
(k) if (i) such remediation or compliance is being contested by the Borrower or the applicable Subsidiary in good faith by appropriate proceedings or (ii) such remediation or compliance is satisfactorily completed within 90 days from the date on which the Borrower or the applicable Subsidiary receives notice that such remediation or compliance is required, unless such remediation or compliance cannot reasonably be completed within such 90 day period in which case such time period shall be extended for a period of time reasonably necessary to perform such compliance or remediation using diligent efforts (not to exceed 180 days if the continuance of such remediation or compliance beyond such 180 day period, in the judgment of the Majority Lenders, could reasonably be expected to have a Material Adverse Effect); or

               (l) a Change in Control shall occur; or

               (m) Any Event of Default under the Revolving Credit Agreement shall occur and be continuing.

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) the Administrative Agent may, or upon the request of the Majority Lenders the Administrative Agent shall, by notice to the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) the Administrative Agent may, or upon the request of the Majority Lenders the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable.

               Except as expressly provided above in this Article, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                                   ARTICLE IX

                                   THE AGENTS

         SECTION 9.1    The Agents.

               For purposes of this Section 9.1 and Section 10.6, the term "Related Parties" shall mean, with respect to any specified Person, (i) any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such specified Person, and (ii) the respective directors, officers, employees, agents and advisors of such specified Person and of any other Person referred to in the preceding clause (i).

               (a) Each of the Lenders hereby irrevocably appoints the Administrative Agent as its contractual representative and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

               (b) The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and each Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such bank (an "Administrative Agent Affiliate") may accept deposits from, lend money to and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

               (c) Notwithstanding the use of the term "agent," it is expressly understood that the Administrative Agent is merely acting as the contractual representative of the Lenders and the Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided herein), and (iii) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Administrative Agent Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided herein) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default other than nonpayment of principal or interest unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document, or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

               (d) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

               (e) The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

               (f) Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. By the Required Lenders' giving at least thirty (30) Business Days prior written notice to the Administrative Agent and the Borrower, the Administrative Agent may be removed, by action of the Required Lenders (excluding the bank serving as Administrative Agent (the "Agent Bank")), (i) at any time for gross negligence or willful misconduct, as determined by the Required Lenders (excluding for such determination the Agent Bank), or (ii) in the event that the Agent Bank, in its capacity as a Lender, shall have assigned all of its Loans, pursuant to Section 10.6, and at the end of such thirty (30) Business Day period the Agent Bank shall be deemed discharged from its duties and obligations as Administrative Agent hereunder and under any other Loan Documents. Upon any such resignation or removal, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. In the case of resignation by the Administrative Agent, if no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in Chicago, Illinois, or New York, New York, or a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor to a retired Administrative Agent, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under any other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation or removal hereunder, the provisions of this Article, including Section 9.2, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

               (g) Administrative Agent agrees to maintain a Commitment in an amount equal to or greater than each of the Lenders who is a party to the Credit Agreement, unless it elects to resign as Administrative Agent, or offers to resign upon the written request of Borrower or any Lender and will so resign if so requested. If the Administrative Agent resigns its position as Administrative Agent pursuant to this Section 9.1(g), then the Required Lenders, with the reasonable consent of the Borrower, shall have the right to appoint a replacement Administrative Agent pursuant to the terms of Section 9.1(f) hereof.

               (h) Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

         SECTION 9.2    Indemnification.

               The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Percentages in effect on the date on which indemnification is sought under this Section 9.2 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Loans and regardless of whether pre-judgment or post-judgment) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section 9.2 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         SECTION 9.3 The Syndication Agents, Documentation Agents, Arrangers, and Bookrunners.

               Each of the Syndication Agents, Documentation Agents, Co-Bookrunners and Co-Lead Arrangers referred to on the cover of this Agreement in its capacity as such shall have no rights, duties or responsibilities hereunder, nor any fiduciary relationship with any party hereto, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Syndication or Documentation Agents, the Co-Bookrunners or Co-Lead Arrangers in their respective capacities as such.

                                   ARTICLE X

                                 MISCELLANEOUS

         SECTION 10.1   Amendments and Waivers.

               Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the relevant Loan Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan, or Note, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, in each case without the consent of each Lender directly affected thereby, or (ii) amend, modify or waive any provision of this Section 10.1, change Section 2.9(a) or
Section 10.11(a) in a manner that would alter the pro rata sharing of payments required thereby, reduce the percentage specified in the definitions of Required Lenders or Majority Lenders, consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement and the other Loan Documents, amend, modify, or waive any provision of any Loan Document which, by its terms, requires the consent, approval or satisfaction of all Lenders, or release from the Subsidiary Guarantee all or substantially all of the Guarantors then party thereto, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Article IX or otherwise affect the rights or duties of the Administrative Agent without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Loan Parties, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the other Loan Parties, the Lenders, and the Administrative Agent shall be restored to their former position and rights hereunder and under any outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing to the extent therein specified; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         SECTION 10.2   Notices.

               All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower, and the Administrative Agent, and as notified to the Administrative Agent pursuant to an administrative questionnaire in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

        The Borrower:                      Kimco Realty Corporation
                                           3333 New Hyde Park Road, Suite 100
                                           New Hyde Park, New York 11042
                                           Attention: Glenn G. Cohen
                                           Telecopy: (516) 869-9001

        with a copy to:                    Goodwin Procter LLP
                                           Exchange Place
                                           53 State Street
                                           Boston, MA  02109
                                           Attention:  Andrew Sucoff
                                           Telecopy:  (617) 227-8591

        The Administrative Agent:          Bank One, NA
                                           1 Bank One Plaza
                                           Mail Code IL1-0315
                                           Chicago, IL 60670-0315
                                           Attention:  Pat Leung
                                           Telecopy: (312) 325-3124

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.2, 2.3 or 2.4 shall not be effective until received.

         SECTION 10.3   No Waiver; Cumulative Remedies.

               No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         SECTION 10.4 Survival of Representations and Warranties.

               All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the extensions of credit hereunder.

         SECTION 10.5   Payment of Expenses and Taxes.

               The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the fees and disbursements of counsel to the Administrative Agent; (b) to pay or reimburse each Lender, and the Administrative Agent for all its costs and expenses (including post-judgment costs and expenses) incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents, and any such other documents, including the fees and disbursements of counsel to the Administrative Agent, and the several Lenders; (c) to pay, and indemnify and hold harmless each Lender and the Administrative Agent (and their respective affiliates, officers, directors, employees, advisors and agents) from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of this Agreement, the other Loan Documents, and any such other documents; and (d) to pay, and indemnify and hold harmless each Lender and the Administrative Agent (and their respective affiliates, officers, directors, employees, advisors and agents) from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (and regardless of whether pre-judgment or post-judgment) with respect to the execution, delivery, enforcement, performance and administration of the this Agreement, the other Loan Documents, and any such other documents, including any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause
(d), collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such indemnitee. The agreements in this Section 10.5 shall survive the termination of this Agreement, and the payment of the Loans, and all other amounts payable hereunder.

          SECTION 10.6   Successors and Assigns.

               For purposes of this Section 10.6 the term "Related Parties" shall have the meaning given thereto in Section 9.1 hereof.

               (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or any other Loan Document.

               (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement and under the other Loan Documents (including all or a portion of its Commitment and the Loan at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                  (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below), or, if an Event of Default has occurred and is continuing, any other assignee; and

                  (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender or an Affiliate of a Lender immediately prior to giving effect to such assignment.

               (ii) Assignments shall be subject to the following additional conditions:

                  (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Loan, the amount of the Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption (as defined below) with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

                  (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement and the other Loan Documents;

                  (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption substantially in the form of Exhibit A or in any other form approved by the Administrative Agent (an "Assignment and Assumption"), together with a processing and recordation fee of $4,000 (which, except as provided in Section 2.15, shall not be payable by the Borrower); and

                  (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in the form approved by the Administrative Agent (an "Administrative
         Questionnaire").

               For the purposes of this Section 10.6, the term "Approved Fund" has the following meaning:

         "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                  (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.12, 2.13 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                  (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loan, owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this paragraph (b) and any written consent to such assignment required by this paragraph (b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

               (c) (i) Any Lender may, without the consent of the Borrower, or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement and under the other Loan Documents (including all or a portion of its Commitment and the Loan owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrower, the other Loan Parties, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 10.1 that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.12 and 2.13 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.11(b) as though it were a Lender, provided such Participant agrees to be subject to Section 10.11(a) as though it were a Lender.

                  (ii) A Participant shall not be entitled to receive any greater payment under Section 2.11 or 2.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of
Section 2.12(a) unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.12(b) as though it were a Lender.

               (d) Any Lender may at any time pledge or assign, or grant a security interest in, all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment or grant of a security interest; provided that no such pledge or assignment or grant of a security interest, nor the exercise of remedies in respect of such security interest, shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 10.7   Disclosure.

               Subject to Section 10.19, the Borrower authorizes each Lender to disclose to any Participant or assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

          SECTION 10.8   Intentionally Omitted.

          SECTION 10.9   Extension of Tranche B Maturity Date.

               By notice to the Administrative Agent not earlier than six (6) months nor later than thirty (30) days before the then applicable Maturity Date (the "Current Maturity Date"), the Borrower may extend the Maturity Date of Tranche B to the date three (3) months after the Current Maturity Date (the "Extended Maturity Date"); provided that as a condition to each such extension:

                              (a) The Borrower shall have paid to the
               Administrative Agent for the account of the Lenders on or before the Current Maturity Date a nonrefundable extension fee in an amount equal to .03% of the outstanding principal balance of the Loans in effect on the Current Maturity Date;

                             (b) Each of the representations and warranties made
               by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the as of the Current Maturity Date as if made on and as of such date except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date;

                             (c) (i) No Default or Event of Default shall have
               occurred and be continuing on the date of such notice or as of the Current Maturity Date, and (ii) the Borrower would be in compliance with each financial covenant set forth in paragraphs
               (a) through (g) of Section 7.1 if the ratio or amount referred to therein were to be calculated as of the Current Maturity Date (provided that for the purposes of determining such compliance, Gross Asset Value and Value of Unencumbered Properties shall be determined for the most recent Test Period as to which a compliance certificate has been delivered pursuant to Section 6.2(b)); and

                             (d) All Loans comprising Tranche A shall have been
               fully repaid immediately prior to the commencement of the extension period.

The request for an extension under this Section 10.9 shall constitute a representation and warranty by the Borrower as of the date of such request and as of the Current Maturity Date that the conditions contained in this Section
10.9 have been satisfied, and shall be accompanied by a certificate of a Responsible Officer to such effect. The Administrative Agent shall promptly notify the Lenders of any such extension. In no event may Borrower exercise the option to extend the Current Maturity Date more than four times.

          SECTION 10.10  Release of Guarantors.

               A Guarantor shall be released from the Subsidiary Guarantee (a) in order to enter into (i) a bona fide mortgage securing Non-Recourse Indebtedness of an unaffiliated third party or (ii) a joint venture agreement, partnership agreement, limited liability company agreement or similar agreement with an unaffiliated third party, in either case containing a Prohibiting Provision (provided that, in any circumstances referred to in this clause (a), after giving effect to the relevant transaction, the execution and delivery of the Subsidiary Guarantee by such Guarantor would have been excused pursuant to the provisions of the definition of the term "Qualified Subsidiary"), or (b) upon (i) the sale or disposition of all or substantially all of the Properties owned directly or indirectly by such Guarantor, or (ii) the transfer of all the Capital Stock of such Guarantor in a transaction having the practical effect of a sale or disposition of all or substantially all of the Properties owned directly or indirectly by such Guarantor; provided, however, that, in the case of any such release (under clause (a) or clause (b)), (A) there is no Default or Event of Default, before and after giving effect to such release (including any changes resulting from recharacterization of Unencumbered Property), and (B) the Borrower is in compliance with all covenants under Section 7.1 after giving effect to such release (including any changes resulting from recharacterization of Unencumbered Property), and would have been in compliance therewith for the most recent Test Period if such release had been given effect (including any changes resulting from recharacterization of Unencumbered Property) during such Test Period.

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

          SECTION 10.11  Adjustments; Set-off.

               (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loan owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Article VIII(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loan owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that (i) if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loan to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).

               (b) In addition to any rights and remedies of the Lenders provided by law, each Lender and each of its Affiliates shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, obligations, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any of its Affiliates or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower, and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

          SECTION 10.12  Counterparts.

               This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts each of which shall constitute an original, but all of which when taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower, and the Administrative Agent. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 10.13  Severability.

               Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 10.14  Integration.

               This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent, and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, or any Lender relative to subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

          SECTION 10.15  GOVERNING LAW.

               THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 10.16  Submission To Jurisdiction; Waivers.

               The Borrower hereby irrevocably and unconditionally:

               (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

               (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

               (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

               (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding in connection with this Agreement or any other Loan Document any special, exemplary, punitive or consequential damages.

          SECTION 10.17  Acknowledgments.

               The Borrower hereby acknowledges that:

               (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

               (b) neither the Administrative Agent, nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, and the Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

               (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders, and the Administrative Agent or among the Borrower, the Administrative Agent, and the Lenders.

          SECTION 10.18  WAIVERS OF JURY TRIAL.

               THE BORROWER, THE ADMINISTRATIVE AGENT THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          SECTION 10.19  Confidentiality.

               Each of the Administrative Agent, and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder or to which the Administrative Agent, or any Lender is a party, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, or any Lender on a nonconfidential basis; provided that in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, "Information" shall not include, and each party hereto may disclose to any and all persons, without limitation of any kind, any information with respect to the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure.


                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



                                  KIMCO REALTY CORPORATION


                                  By:  /s/ Glenn G. Cohen
                                      -----------------------------------

                                  Print Name:       Glenn G. Cohen
                                              ---------------------------

                                  Title:    Vice President - Treasurer
                                         --------------------------------

                                  BANK ONE, NA, Individually and as
                                  Administrative Agent for the Lenders


                                  By:  /s/ Patricia Leung
                                      ------------------------------------

                                  Print Name:         Patricia Leung
                                              ----------------------------

                                  Title: Director, Capital Markets, Inc.
                                         ---------------------------------

                                  THE BANK OF NOVA SCOTIA, NEW YORK
                                  AGENCY, Individually and as Syndication Agent



                                  By:    /s/ R. H. Boese
                                      --------------------------------------

                                  Print Name:        R. H. Boese
                                             -------------------------------

                                  Title:          Managing Director
                                         -----------------------------------

                                  WACHOVIA BANK, NATIONAL
                                  ASSOCIATION, Individually and as
                                  Syndication Agent



                                  By:  /s/ Cynthia A. Bean
                                       -------------------------------------

                                  Print Name:        Cynthia A. Bean
                                              ------------------------------

                                  Title:            Vice President
                                         -----------------------------------

                                  KEYBANK NATIONAL ASSOCIATION,
                                  Individually and as Documentation Agent


                                  By:  /s/ Timothy J. Mertens
                                      --------------------------------------

                                  Print Name:      Timothy J. Mertens
                                              ------------------------------

                                  Title:            Vice President
                                         -----------------------------------